                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                ELDORADO BANCORP
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                ELDORADO BANCORP
                             17752 EAST 17TH STREET
                            TUSTIN, CALIFORNIA 92680

                                                                  March 29, 1996

To Our Shareholders:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders which will be held at the SHERATON NEWPORT HOTEL, 4545 MACARTHUR BOULEVARD, NEWPORT BEACH, CALIFORNIA on Wednesday, April 17, 1996, at 9:00 A.M.

     At the Annual Meeting, the shareholders will vote to elect eleven directors for the ensuing year. Information regarding the nominees for election of directors is set forth in the accompanying Proxy Statement.

     Although you may presently plan to attend the Annual Meeting, please indicate on the enclosed proxy card your vote on the election of directors, and sign, date and return the proxy card. If you do attend the Annual Meeting and wish to vote in person, your proxy can be withdrawn at that time. We urge you to vote for the election of all of the nominees named in the Proxy Statement.

     If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. I look forward to seeing you at the Annual Meeting.

                                          J. B. CROWELL SIG
                                          -------------------------------------
                                          J.B. Crowell
                                          President and Chief Executive Officer

                                ELDORADO BANCORP
                             17752 EAST 17TH STREET
                            TUSTIN, CALIFORNIA 92680

                            ------------------------
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1996
                            ------------------------

TO THE SHAREHOLDERS OF ELDORADO BANCORP:

     The 1996 Annual Meeting of Shareholders of Eldorado Bancorp (the "Company") will be held at the SHERATON NEWPORT HOTEL, 4545 MACARTHUR BOULEVARD, NEWPORT BEACH, CALIFORNIA on Wednesday, April 17, 1996, at 9:00 A.M. for the following purposes:

     (1) To elect eleven (11) nominees to serve as directors until the next Annual Meeting and until their successors are elected and have been qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 26, 1996 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of directors or (ii) 10 days after the date of mailing of Notice of the meeting to shareholders. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspector of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the proposed nominee was named in this notice or if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                     By Order of the Board of Directors

                                     ELAINE P. CROUCH SIG
                                     ----------------------------------
                                     Elaine P. Crouch
                                     Secretary
March 29, 1996
                            ------------------------

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON IF YOU WISH.

                            ------------------------
                                PROXY STATEMENT

                                       OF

                                ELDORADO BANCORP
                             17752 EAST 17TH STREET
                            TUSTIN, CALIFORNIA 92680
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Eldorado Bancorp, a California corporation (the "Company"), for use at its 1996 Annual Meeting of Shareholders to be held at 9:00 A.M. on Wednesday, April 17, 1996, at the SHERATON NEWPORT HOTEL, 4545 MACARTHUR BOULEVARD, NEWPORT BEACH, CALIFORNIA, and at any adjournment or postponement thereof (the "meeting"). It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so to ensure adequate representation at the meeting, directors, officers and employees of the Company or its wholly-owned subsidiary, Eldorado Bank (the "Bank"), may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation will be borne by the Company.

     Holders of shares of common stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing and delivering a later proxy or a notice of revocation in writing prior to or at the meeting to the Secretary of the Company, 19100 Von Karman, Suite 550, Irvine, California 92715, or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the election as directors of each of the eleven nominees named in this Proxy Statement. This Proxy Statement is first being mailed to shareholders on or about March 29, 1996.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on February 26, 1996 (the "record date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of February 26, 1996, there were 3,763,280 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares must be present, either in person or represented by proxy, at the Annual Meeting to satisfy the quorum requirements of California law. Each shareholder is entitled to one vote for each share held as of the record date, except that shareholders may, on compliance with certain requirements of applicable California law, cumulate their votes for election of directors (see "Election of Directors").

PRINCIPAL SHAREHOLDERS

     Set forth below is certain information regarding the beneficial ownership of the Company's common stock, as of February 26, 1996, by each person who was known by the Company to own more than 5% of the outstanding shares of common stock of the Company, by each executive officer named in the Compensation Table and by all directors and executive officers as a group.

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL          PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP(1)         OF CLASS
    ------------------------------------                         ------------         --------
    J.B. Crowell..............................................     290,744(2)(3)        7.7%
      1371 Treasure Lane
      Santa Ana, CA 92705
    Raymond E. Dellerba.......................................      39,781(4)           1.0%
    Richard Korsgaard.........................................      47,617(5)           1.3%
    David R. Brown............................................      11,459(6)             *
    John J. McCauley..........................................      13,527(7)             *
    William J. Lewis..........................................       7,113(8)             *
    All Directors and Executive Officers of the Company
      as a Group (14 in number)...............................     872,808(9)          22.4%

- ---------------

 *  Less than 1%

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. All shares are owned of record and beneficially except as otherwise indicated.

(2) Includes 16,500 shares which may be purchased on exercise of options during the 60-day period ending April 26, 1996; and 26,553 shares held in Mr. Crowell's account by the Company's Employee Stock Ownership Plans.

(3) Includes 2,866 shares which are held by Mrs. Crowell as custodian for their children, as to which Mr. Crowell may have shared voting and/or investment power.

(4) Includes 35,200 shares which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996.

(5) Includes 1,100 shares which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996.

(6) Includes 7,699 shares which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996; and 3,672 shares held in Mr. Brown's account by the Company's Employee Stock Ownership Plans.

(7) Includes 12,319 shares which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996; and 744 shares held in Mr. McCauley's account by the Company's Employee Stock Ownership Plans.

(8) Includes 6,930 shares which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996.

(9) Includes an aggregate of 141,888 shares of common stock which may be purchased on exercise of stock options during the 60-day period ending April 26, 1996.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The purpose of the 1996 Annual Meeting is to elect directors to serve on the Board of Directors of the Company until the next Annual Meeting and until their successors are elected and have been qualified. The enclosed proxy will be voted in favor of the election to the Board of Directors of all of the eleven nominees named below, unless a contrary instruction is given in the proxy. Nine of the nominees named below were elected as directors of the Company at the last Annual Meeting and also serve as directors of the Bank. The other nominees were elected in October 1995, to serve on the Board of Directors of the Company and the Bank by vote of the other members of the Boards of Directors of the Company and the Bank, in connection with the acquisition of Mariner's Bank which was completed on October 20, 1995.

     Under California law, the eleven nominees who receive the highest number of affirmative votes in the election of Directors will be elected to serve on the Board of Directors for the ensuing year. As a result, proxies that "withhold authority" to vote for the nominees named below, which will be counted, and broker non-votes, which will not be counted, will have no practical effect on the outcome of the election. Also, in accordance with California law, each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected (which is eleven) multiplied by the number of shares which the shareholder is entitled to vote at the meeting or to distribute the votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination.

     The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies, because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

     All of the nominees have consented to serve as directors. If, however, any nominee becomes unavailable for any reason before the election (which is not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

                                                SHARES OF
                                                  COMMON
                                                 STOCK OF
                                               THE COMPANY
                                 DIRECTOR OF   OWNED AS OF
                                 THE COMPANY   FEBRUARY 26,   PERCENT                 PRINCIPAL OCCUPATION
   NAME AND POSITIONS      AGE      SINCE       1996(1)(2)    OF CLASS               AND BUSINESS EXPERIENCE
- -------------------------  ---   -----------   ------------   --------   -----------------------------------------------
Michael B. Burns.........  55        1982          48,635        1.0%    Mr. Burns is, and for more than the past five
  Director of the Company                                                years has been, owner and President of Fiesta
  and a Director of the                                                  Ford Lincoln- Mercury (auto dealership).
  Bank

J.B. Crowell.............  62        1981         290,744(3)     7.7%    Mr. Crowell is, and for more than the past five
  President, Chief Execu-                                                years has been, President and Chief Executive
  tive Officer and                                                       Officer of the Company. Mr. Crowell also has
  Director of the Company                                                been Chief Executive Officer of the Bank since
  and Chairman and Chief                                                 its inception in 1972. In addition, Mr. Crowell
  Executive Officer and a                                                was President of the Bank from 1972 to February
  Director of the Bank                                                   16, 1993, when he was appointed Chairman of the
                                                                         Bank.

Raymond E. Dellerba......  48        1993          39,781        1.0%    Mr. Dellerba is, and since February 1993 has
  Executive Vice                                                         been, the President and Chief Operating Officer
  President and Director                                                 of the Bank. In April 1993 Mr. Dellerba was
  of the Company and                                                     appointed Executive Vice President of the
  President and Chief                                                    Company. From December 1990 until his
  Operating Officer and a                                                employment by the Bank, Mr. Dellerba was Presi-
  Director of the Bank                                                   dent of CommerceBank, and became President of
                                                                         its parent, CommerceBancorp, beginning in
                                                                         January 1992. Mr. Dellerba also served as a
                                                                         director of CommerceBank and CommerceBancorp,
                                                                         beginning in March 1989. In August 1994,
                                                                         approximately 18 months after Mr. Dellerba
                                                                         terminated his employment with CommerceBancorp
                                                                         and CommerceBank, CommerceBancorp filed a
                                                                         petition in bankruptcy following the closing of
                                                                         CommerceBank by the FDIC in July 1994.

Julia M. DiGiovanni......  76        1995         114,054        3.0%    Mrs. DiGiovanni was elected to the Boards of
  Director of the Company                                                Directors of the Company and the Bank following
  and a Director of the                                                  the acquisition, by merger, of Mariners Bancorp
  Bank                                                                   and Mariners Bank by Eldorado Bank on October
                                                                         20, 1995, pursuant to the terms of a Merger
                                                                         Agreement between the Company and Mariners
                                                                         Bancorp. Mrs. DiGiovanni served on the Board of
                                                                         Directors of Mariners Bancorp and Mariners Bank
                                                                         from 1991 until October 1995, and is now, and
                                                                         for more than the past five years has been, a
                                                                         private investor and an officer, director and
                                                                         shareholder of Cal-Coast Security, Inc., and a
                                                                         director of Cal-Coast Alarm, Inc., privately
                                                                         owned companies, the principal businesses of
                                                                         which are commercial and residential security
                                                                         and alarms.

Lynne Pierson Doti.......  48        1994           9,020       *        Dr. Pierson Doti is, and for more than the past
  Director of the Company                                                five years has been, a Professor of Economics
  and a Director of the                                                  at Chapman University, in Orange, California.
  Bank                                                                   Dr. Pierson Doti is a member of the Board of
                                                                         Trustees of the Economic and Business
                                                                         Historical Society and an author of three books
                                                                         and numerous articles on banking.

Rolf J. Engen............  66        1981          71,421        1.9%    Mr. Engen is, and for more than the past five
  Director of the Company                                                years has been, owner and President of Rolf J.
  and a Director of the                                                  Engen, Inc. (private investments).
  Bank

                                                SHARES OF
                                                  COMMON
                                                 STOCK OF
                                               THE COMPANY
                                 DIRECTOR OF   OWNED AS OF
                                 THE COMPANY   FEBRUARY 26,   PERCENT                 PRINCIPAL OCCUPATION
   NAME AND POSITIONS      AGE      SINCE       1996(1)(2)    OF CLASS               AND BUSINESS EXPERIENCE
- -------------------------  ---   -----------   ------------   --------   -----------------------------------------------
Warren Finley............  64        1981          45,478        1.2%    Mr. Finley is, and for more than the past five
  Director of the Company                                                years has been, an attorney engaged in the
  and a Director and                                                     private practice of law.
  Assistant Secretary of
  the Bank

Warren D. Fix............  57        1994          10,120       *        Mr. Fix is, and since 1992 has been, a partner
  Director of the Company                                                in the Contrarian Group, a private investment
  and a Director of the                                                  and management company and, since 1995, Mr. Fix
  Bank                                                                   also has been Executive Vice President of
                                                                         Candlewood Hotel Company, L.L.C. From 1989 to
                                                                         1992 Mr. Fix was the President and Chief
                                                                         Operating Officer of Pacific Company, a real
                                                                         estate company. He also serves as a director of
                                                                         Alexander Haagen Properties, Inc.

Richard Korsgaard........  55        1995          47,617        1.3%    Mr. Korsgaard was appointed as an Executive
  Director of the Company                                                Vice President of Eldorado Bank and, pursuant
  and Executive Vice                                                     to the Merger Agreement between the Company and
  President and Director                                                 Mariners Bancorp, was elected as a member of
  of the Bank                                                            the Boards of Directors of the Company and the
                                                                         Bank, following the acquisition, by merger, of
                                                                         Mariners Bancorp and Mariners Bank by Eldorado
                                                                         Bank on October 20, 1995. For more than the
                                                                         five years prior to his employment with the
                                                                         Bank, Mr. Korsgaard held the position of
                                                                         President, Chief Executive Officer and Director
                                                                         of Mariners Bank, and President and Director of
                                                                         Mariners Bancorp, and in 1991 was appointed
                                                                         Chief Executive Officer of Mariners Bancorp.

Donald E. Sodaro.........  62        1993          46,346        1.2%    Mr. Sodaro is, and since 1989 has been, owner
  Vice Chairman of the                                                   of The Accord Group, Inc., an asset management
  Board of Directors and                                                 company. For more than five years prior
  Director of the Company                                                thereto, Mr. Sodaro was President and Chief
  and the Bank                                                           Executive Officer of Sixpence Inns, Inc., which
                                                                         he founded in 1970.

George H. Wells..........  61        1981         117,493        3.1%    Mr. Wells is a private investor. For more than
  Chairman of the Board                                                  five years prior to August 1987, Mr. Wells held
  of Directors and                                                       various executive positions with Technology
  Director of the Company                                                Marketing Incorporated, a publicly owned
  and a Director of the                                                  computer development services and software
  Bank                                                                   company, including Chairman, President,
                                                                         Treasurer and Chief Financial Officer.

- ---------------

 *  Less than 1%

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. All shares are owned of record and beneficially except as otherwise indicated.

(2) Includes shares which each of the directors has the right to purchase under stock options during the 60-day period ending on April 26, 1996, as follows:
    Burns -- 9,900 shares; Crowell -- 16,500 shares; Dellerba -- 35,200 shares; Doti -- 5,720 shares; Engen -- 9,900 shares; Finley -- 9,900 shares;
    Fix -- 5,720 shares; DiGiovanni -- 1,200 shares; Korsgaard -- 1,100 shares; Sodaro -- 9,900 shares; and Wells -- 9,900 shares.

(3) The number of shares beneficially owned by Mr. Crowell includes 26,553 shares held in Mr. Crowell's account by the Company's Employee Stock Ownership Plans and 2,866 shares held by his spouse as custodian for their children.

     Directors are elected at each annual shareholders' meeting to serve for a one-year term and until their successors are elected and qualified. The Board of Directors of the Company held 17 meetings during the year ended December 31, 1995. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he/she served (during the periods that he/she served).

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank has established an Audit Committee and a Management and Incentive Committee (which functions essentially as a Compensation Committee). The Board of Directors of the Company has established a Nominating Committee.

     The Audit Committee is currently comprised of four directors elected by the Board of Directors of the Bank. The present members of the Audit Committee are Warren Fix, Michael B. Burns, Warren Finley and Julia M. DiGiovanni. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Bank's independent accountants and independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Bank's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Bank. The Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants and the Bank's independent auditors. The Audit Committee for the Bank held 14 meetings during the year ended December 31, 1995.

     The Management and Incentive Committee is comprised of four directors elected by the Board of Directors of the Bank. The members of the Management and Incentive Committee are Rolf Engen, Lynne Pierson Doti, Warren Fix and Donald E. Sodaro. The Management and Incentive Committee makes decisions with respect to compensation to be paid to executive officers of the Bank and is responsible for evaluating and approving compensation and fringe benefit programs for the employees of the Bank. The Management and Incentive Committee held seven meetings during the year ended December 31, 1995.

     The Nominating Committee is comprised of four directors who are elected by the Board of Directors of the Company. The current members of the Nominating Committee are Rolf Engen, J.B. Crowell, Lynne Pierson Doti and Warren Fix. The principal responsibility of the Nominating Committee is to identify and screen candidates for vacancies on the Board of Directors of the Company and the Bank. The Nominating Committee did not hold any meetings during the year ended December 31, 1995. The Nominating Committee will consider candidates for nomination proposed by a shareholder if the shareholder provides the Nominating Committee with the information specified in items (a) through (g) of the nomination procedures set forth in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement, for each such candidate.

FAMILY RELATIONSHIPS

     There are no family relationships among any of the Company's officers or directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation received for the three fiscal years ended December 31, 1995 by the Chief Executive Officer and the other executive officers of the Company or the Bank (the "Named Officers"). All compensation was paid to the Named Officers by the Bank.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                            ------------------------------
                                                                               PAYOUTS
                                 ANNUAL COMPENSATION           AWARDS       --------------
                             ----------------------------   -------------     LONG-TERM
         NAME AND                    SALARY       BONUS     STOCK OPTIONS   INCENTIVE PLAN      ALL OTHER
    PRINCIPAL POSITION       YEAR     ($)         ($)(1)      (SHARES)       PAYMENTS(2)     COMPENSATION(3)
- ---------------------------  ----   --------     --------   -------------   --------------   ---------------
J.B. Crowell...............  1995   $200,000     $ 80,000        6,000          17,500           $18,505
  President and Chief        1994    200,000       35,000       15,000           -0-              15,165
  Executive Officer of       1993    196,562(4)     -0-          6,000           -0-              13,696
  the Company and Chairman
  and Chief Executive
  Officer of the Bank

Raymond E. Dellerba........  1995    150,000      110,000       15,000          17,500            11,746
  Executive Vice President   1994    150,000       35,000       20,000           -0-               2,875
  of the Company and         1993    131,250        -0-         20,000           -0-                 N/A
  President and Chief
  Operating Officer of the
  Bank

David R. Brown.............  1995    107,455       65,000       11,000           7,025            18,188
  Executive Vice President   1994     99,151       14,050        6,000           -0-              10,108
  and Chief Financial        1993     95,000        -0-          -0-             -0-               7,541
  Officer of the Company
  and the Bank

John J. McCauley...........  1995    125,000       65,000        7,000           6,275            11,080
  Executive Vice President   1994    105,906       36,235(5)     5,000           -0-               4,640
  of the Bank                1993     96,000       36,823(5)     9,000           -0-               3,400

William J. Lewis(6)........  1995    110,000       65,000        7,000           3,800               400
  Executive Vice President   1994     52,131        7,600        7,500             N/A               N/A
  and Chief Credit Officer   1993        N/A          N/A          N/A             N/A               N/A
  of the Bank

Richard Korsgaard(7).......  1995     23,638        7,500        5,000           -0-               1,933
  Executive Vice President   1994        N/A          N/A          N/A             N/A               N/A
  of the Bank                1993        N/A          N/A          N/A             N/A               N/A

- ---------------

(1) Following the end of each fiscal year, the Management and Incentive Committee of the Board of Directors of the Bank determines the bonuses, if any, to be awarded to Mr. Crowell and Mr. Dellerba, the amounts of which are subject to approval by the full Board of Directors of the Bank, and the cash bonuses to be awarded to the other Named Officers under the Bank's Officers' Incentive Plan (the "Officers' Incentive Plan"), in each case based on the Bank's performance in such fiscal year. Mr. Crowell and Mr. Dellerba do not participate in the Officers' Incentive Plan. Amounts shown in this column are the portion of the bonuses awarded that either are paid on a current basis to the Named Officers or are contributed to a deferred compensation plan for the accounts of the Named Officers. Bonuses awarded and paid on a current basis for 1995 were as follows: Mr. Crowell: $80,000; Mr. Dellerba:
    $80,000; Mr. Brown: $45,000; Mr. McCauley: $45,000; Mr. Lewis: $45,000; and
    Mr. Korsgaard: $7,500 (Mr. Korsgaard was first employed by the Bank in October 1995). Bonuses contributed to the Deferred Compensation Plan for the account of the Named Officers in 1995 were: Mr. Dellerba: $30,000; Mr.
    Brown: $20,000; Mr. McCauley: $20,000; and Mr. Lewis: $20,000. No bonuses were contributed to the Deferred Compensation Plan for the account of any of the Named Officers in 1994 and no bonuses were awarded or paid on a current basis or were contributed to the Deferred Compensation Plan in 1993 to or for the account of any of the Named Officers. No contribution was made to the Deferred Compensation Plan for the account of Mr. Korsgaard in 1995. Amounts contributed to the Deferred Compensation Plan vest based on the duration of the executive's employment with the Bank, at a rate of

    10% per annum for each full year that the executive has been employed with the Bank. As a result, once an executive had been employed with the Bank for ten years, 100% of the bonuses contributed to the Deferred Compensation Plan for his account in prior years and in the current year would be fully vested.

(2) In certain instances, the Management and Incentive Committee awards bonuses which are subject to the approval of the Board of Directors, the payment of which are contingent upon attainment by the Bank of earnings goals and the continued employment of the participant over the next two succeeding fiscal years. The contingent portion of such bonuses is not included in the Compensation Table as part of annual compensation for the year for which the contingent award is made. Instead, the contingent bonus award is shown as a "long-term incentive plan payment" for the year in which the contingency is satisfied and a payment is made to the Named Officer. For 1995 the Bank awarded the following contingent bonuses which are not shown in the Compensation Table above, because they will be paid in 1996 and 1997, as indicated, but only if the Bank achieves or exceeds its earnings goals, and if the named participant remains employed by the Bank, over the next two fiscal years: Mr. Crowell: $40,000 for 1996 and $40,000 for 1997; Mr.
    Dellerba: $40,000 for 1996 and $40,000 for 1997; Mr. Brown: $22,500 for 1996
    and $22,500 for 1997; Mr. McCauley: $22,500 for 1996 and $22,500 for 1997;
    Mr. Lewis: $22,500 for 1996 and $22,500 for 1997; and Mr. Korsgaard: $3,750
    for 1996 and $3,750 for 1997. No such contingent bonuses were awarded for 1992 or 1993, and as a result, there were no long-term incentive plan payments in 1993 or 1994. Contingent bonuses, awarded for the Bank's 1994 performance, were paid to the Named Officers in 1995 as a result of the achievement of 1995 earnings goals. The amount of those contingent payments, which are set forth in the Compensation Table, were: $17,500 to each of Messrs. Crowell and Dellerba; $7,025 to Mr. Brown; $6,275 to Mr. McCauley; and $3,800 to Mr. Lewis. Mr. Korsgaard received no bonus payment based on the Bank's 1994 performance.

(3) All Other Compensation for 1995, 1994 and 1993 is comprised of (i) amounts contributed to the Company's Stock Bonus Plan and to the Company's 401(k) Plan (the "401k Plan") in 1995, 1994 or 1993 for the account of the Named Officers, and (ii) earnings on contributions made to the Company's Deferred Compensation Plan (the "Deferred Compensation Plan") for the accounts of the Named Officers, as follows: Mr. Crowell: $3,750, $3,750 and $4,497 contributed to the 401k Plan in 1995, 1994 and 1993, respectively, and $14,755, $11,415 and $9,199 of earnings in 1995, 1994 and 1993, respectively, on amounts in the Deferred Compensation Plan (Mr. Crowell's participation in the Deferred Compensation Plan ceased in 1993 and Mr. Crowell does not participate in the Stock Bonus Plan); Mr. Dellerba: $7,996 and $1,000 contributed to the Stock Bonus Plan, and $3,750 and $1,875 contributed to the 401k Plan in 1995 and 1994, respectively; Mr. Brown:
    $7,189 and $1,200 contributed to the Stock Bonus Plan in 1995 and 1994, respectively, and $2,688, $2,478 and $2,375 contributed to the 401k Plan, and $8,313, $6,430 and $5,166 of earnings on amounts in the Deferred Compensation Plan, in 1995, 1994 and 1993, respectively; Mr. McCauley:
    $7,781 and $1,400 contributed to the Stock Bonus Plan in 1995 and 1994, respectively, and $3,300, $3,240 and $3,400 contributed to the 401k Plan in 1995, 1994 and 1993, respectively; and Mr. Korsgaard: $1,333 contributed to the Stock Bonus Plan and $600 contributed to the 401k Plan in 1995. Except for Mr. McCauley's participation in the 401k Plan, neither Mr. Dellerba nor Mr. McCauley were eligible to participate in any of these Plans in 1993, and Mr. Lewis was not eligible to participate in these Plans in 1994.

(4) Salary figures for Mr. Crowell for 1993 include directors' fees paid to him by the Company and the Bank from January to March 1993, when the payment of directors' fees to him ceased.

(5) Mr. McCauley's bonus for 1994 includes, and bonuses for 1993 consist of, commissions paid by the Bank to him in connection with the production of SBA loans, as follows: $23,685 in 1994 and $36,823 in 1993. Effective September 1, 1994, this commission program was discontinued and Mr. McCauley became a participant in the Officers' Incentive Plan.

(6) Mr. Lewis was first employed by the Bank, and was designated as an Executive Officer, in July 1994. As a result, Mr. Lewis received no compensation from the Bank in 1993.

(7) Mr. Korsgaard was first employed by the Bank, and was designated as an Executive Officer, in October 1995. As a result, Mr. Korsgaard received no compensation in the years prior to 1995. Mr. Korsgaard's base annual salary is $125,000.

OPTION GRANTS

     The following table provides information on option grants in fiscal year 1995 to the Named Officers.

                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                                                            VALUE OF OPTIONS
                                                                                            AT ASSUMED ANNUAL
                                                                                             RATES OF STOCK
                                             PERCENT OF                                    PRICE APPRECIATION
                                OPTIONS     TOTAL OPTIONS                                  FOR OPTION TERM(4)
                              GRANTED IN      IN FISCAL     EXERCISE PRICE   EXPIRATION    -------------------
            NAME                1995(1)     YEAR 1995(2)     ($/SHARE)(3)       DATE         5%         10%
- ----------------------------  -----------   -------------   --------------   ----------    -------    --------
J.B. Crowell................      6,000          4.4%           $14.50         10-18-00    $54,810    $138,330

Raymond E. Dellerba.........     10,000                          11.00          2-15-00     69,300     174,900
                                  5,000         11.0%            14.50         10-18-00     45,675     115,275

David R. Brown..............      6,000                          11.00          2-15-00     41,580     104,940
                                  5,000          8.1%            14.50         10-18-00     45,675     115,275

John J. McCauley............      2,000                          11.00          2-15-00     13,860      34,980
                                  5,000          5.1%            14.50         10-18-00     45,675     115,275

William J. Lewis............      2,000                          11.00          2-15-00     13,860      34,980
                                  5,000          5.1%            14.50         10-18-00     45,675     115,275

Richard Korsgaard...........      5,000          4.0%            15.00         11-15-00     47,250     119,250

- ---------------

(1) Options generally become exercisable in cumulative annual installments equal to 20% of the option shares commencing as of the date of grant. Each option has a maximum term of five years, subject to earlier termination in the event of the optionee's cessation of employment with the Company and/or the Bank.

(2) Options to purchase an aggregate of 136,500 shares were granted to employees and non-employee directors in fiscal 1995.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4) There is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table, which utilizes arbitrary compounded rates of growth of the price of the Company's Common Stock of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in fiscal 1995 by the Named Officers and the value of the unexercised options held by the Named Officers as of December 31, 1995.

                                                         NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                               OPTIONS AT                  IN-THE-MONEY OPTIONS
                           SHARES                          DECEMBER 31, 1995               AT DECEMBER 31, 1995
                          ACQUIRED        VALUE       ----------------------------    ------------------------------
         NAME            ON EXERCISE   REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE(1)
- -----------------------  -----------   -----------    -----------    -------------    -----------   ----------------
J.B. Crowell...........     -0-          $-0-            11,880          17,820        $ 114,136        $116,464

Raymond E. Dellerba....     -0-           -0-            25,300          35,200          210,318         227,812

David R. Brown.........     -0-           -0-             5,060          13,640           34,064          79,009

John J. McCauley.......     -0-           -0-            10,780          13,420           89,876          89,902

William J. Lewis.......     -0-           -0-             4,840          11,110           29,580          58,952

Richard Korsgaard......     -0-           -0-             1,100           4,400            2,666          10,664

- ---------------

(1) The average of the high and low prices of the Company's common stock on December 31, 1995 on the American Stock Exchange was $16.06.

EMPLOYMENT AGREEMENTS

     Mr. Crowell is employed as Chairman and Chief Executive Officer of the Bank under an Employment Agreement that was entered into in 1993 and was amended in February 1996 to extend the term of the

Agreement from December 31, 1996 to June 15, 1998 (the "Crowell Agreement"). The Crowell Agreement establishes a minimum annual base salary of $200,000 for all services to be rendered by Mr. Crowell to the Company and the Bank, including in his capacity as a member of the Board of Directors of the Company and the Bank. In addition, Mr. Crowell is entitled to earn a bonus, for each fiscal year that he is employed, the amount of which will be determined according to a formula based on the net income of the Bank or other measures of Bank performance for that year. If Mr. Crowell is terminated by the Company or the Bank without cause, he would become entitled to receive a lump sum payment equal to the lesser of twelve months' salary or the balance of the salary payments that would otherwise have been made during the remaining term of the Crowell Agreement (a "termination payment"). In the event of a merger or reorganization where the Company or the Bank is not the surviving party or more than fifty percent of the stock of the Company or the Bank is converted into cash or securities, or a sale of all or substantially all of the assets of the Company or the Bank, or the dissolution or liquidation of the Company or the Bank (collectively, a "reorganization"), the Crowell Agreement will be binding on the surviving entity in such reorganization; however, all outstanding options granted to Mr. Crowell will vest immediately. If Mr. Crowell's employment is terminated subsequent to a reorganization and prior to the end of the term of his Employment Agreement, the surviving entity in such reorganization must pay Mr. Crowell $200,000 per year for the lesser of one year or to age 65, but in either event not less than the termination payment payable to Mr. Crowell discussed above. Notwithstanding the foregoing, in the event that proceedings for the liquidation of the Company or the Bank are commenced by regulatory authorities, the Crowell Agreement will be terminated and Mr. Crowell will be entitled to receive an amount equal to the termination payment discussed above.

     A salary continuation program also has been established for Mr. Crowell under which Mr. Crowell (or, in the event of his death, his heirs) will receive $94,000 per year from the Bank for 15 years following his reaching age 65 or his death or disability, whichever first occurs.

     Mr. Dellerba is employed by the Bank as President and Chief Operating Officer pursuant to an employment agreement that was entered into in 1993 and was amended in December 1995 (the "Dellerba Agreement"). The Dellerba Agreement, as amended, provides for Mr. Dellerba to receive a minimum annual salary of $162,000 beginning March 1, 1996, for all services rendered by Mr. Dellerba to the Company and the Bank, including in his capacity as a member of the Board of Directors of the Company and the Bank. Mr. Dellerba is also entitled to earn an annual bonus, the amount of which will be determined according to a formula based on the Bank's earnings or other measures of Bank performance. The term of the Dellerba Agreement, as amended, automatically extends each year for one additional year, unless either party gives written notice of non-renewal, in which case the Dellerba Agreement will terminate on December 31 of the second calendar year following the calendar year in which such written notice was given. However, the Bank has the right to terminate the Dellerba Agreement at any time prior to its expiration, with or without cause. If Mr. Dellerba's employment is terminated by the Bank without cause, he will be entitled to receive a termination payment equal to one year's annual base salary then in effect. In the event of a reorganization, the Dellerba Agreement is binding on the surviving entity in the reorganization; however, if following a reorganization, but prior to the expiration of Dellerba Agreement, Mr. Dellerba's employment is terminated, or he elects to terminate his employment due to the taking by the surviving entity of any of certain actions, specified in the Dellerba Agreement, that adversely affects his compensation or his conditions of employment, Mr. Dellerba would be entitled to receive a lump sum payment equal to one year of his base salary then in effect. Notwithstanding the foregoing, in the event that proceedings for the liquidation of the Company or the Bank are commenced by regulatory authorities, the Dellerba Agreement will be terminated, and Mr. Dellerba would be entitled to receive an amount equal to the lesser of six months' base salary at the then-applicable rate, or the remaining balance payable to Mr. Dellerba under the Dellerba Employment Agreement.

     Mr. Brown, Mr. McCauley and Mr. Lewis are presently employed with the Bank pursuant to Employment Agreements (the "Brown Agreement", the "McCauley Agreement", and the "Lewis Agreement", respectively), that were approved by the Bank's Board of Directors in December 1995. The Brown Agreement provides for a minimum annual base salary of $118,000, beginning March 1, 1996; the McCauley Agreement provides for a minimum annual base salary of $125,000; and the Lewis Agreement provides for a minimum annual base salary of $118,000 beginning March 1, 1996. These Employment Agreements also provide that Messrs. Brown, McCauley and Lewis will be entitled to earn annual bonuses pursuant to the Officers' Incentive Plan. The term of each of these Employment Agreements automatically extends each year for one additional year, unless either of the parties to any such Employment Agreement gives written notice of non-renewal to the other, in which event the term of the Employment Agreement would end on December 31 of the second calendar year following the calendar year in which such written notice was given. However, the Bank has the right to terminate any of these Employment Agreements at any time prior to their expiration, with or without cause. If the Bank terminates any such Employment Agreement without cause, the terminated officer will be entitled to receive a termination payment equal to six months of his base salary then in effect. In the event of a reorganization of the Bank, the Brown, McCauley and Lewis Agreements will be binding on the surviving entity in such reorganization. If, however, any of them is terminated without cause following a reorganization, or any of them elects to terminate his employment because the surviving entity has taken any of certain actions, specified in their Employment Agreements, that adversely affect his compensation or conditions of employment, he would become entitled to receive a termination payment equal to one year's base salary then in effect. Notwithstanding the foregoing, in the event that proceedings for the liquidation of the Company or the Bank are commenced by regulatory authorities, the Brown, McCauley and Lewis Agreements would be terminated by the Bank, in which case Messrs. Brown, McCauley and Lewis would each become entitled to receive an amount equal to the lesser of six months base salary at the then-applicable rate, or the remaining balance payable to Messrs. Brown, McCauley and Lewis under the Brown, McCauley and Lewis Agreements, respectively.

     Mr. Korsgaard is employed by the Bank as Executive Vice President pursuant to a three year employment agreement (the "Korsgaard Agreement") that became effective October 20, 1995, following consummation of the acquisition of Mariners Bancorp/Mariners Bank. The Korsgaard Agreement establishes a minimum base salary of $125,000. In addition, Mr. Korsgaard is entitled to receive an annual bonus pursuant to the Officers' Incentive Plan. In the event Mr. Korsgaard is terminated by the Bank or any successor to the Bank without cause, he is entitled to receive a termination payment in an amount equal to the greater of the balance payable under the Korsgaard Agreement or twelve months of his then current base salary. The Korsgaard Agreement may not be terminated by an acquisition or dissolution of the Bank or the Company except in the event that proceedings for the liquidation of the Company or the Bank are commenced by regulatory authorities, in which case the Korsgaard Agreement, and all rights and benefits thereunder, would be terminated.

     A salary continuation program has been established for Mr. Korsgaard, under which Mr. Korsgaard (or, in the event of his death, his heirs) will receive $65,000 per year from the Bank for 15 years following his reaching age 65 or his death or disability, whichever first occurs.

COMPENSATION OF DIRECTORS

     Each non-employee director, other than the Chairman of the Board, receives monthly director's fees of $1,100 and $200 for each committee meeting attended, up to an aggregate of $2,300 per month. The Chairman of the Board of Directors of the Company receives fees of $2,300 per month and is entitled to the use of a Company-owned automobile.

CERTAIN TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates on substantially the same terms, including interest rates and collateral securing the loans, as those prevailing at the same time for comparable transactions with unaffiliated persons, and which do not involve more than the normal risk of collectability, nor present other unfavorable features. The largest aggregate amount of loans which the Bank had outstanding to directors of the Bank and their associates during the year ended December 31, 1995 was $2,492,217, which represented 8.4% of the Bank's equity capital at the time such loans were outstanding and includes $301,553 of unused borrowing capacity under lines of credit established by the Bank.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management and Incentive Committee of the Bank, which functions as a compensation committee, is comprised of four directors, Rolf J. Engen, Lynne Pierson Doti, Warren Fix and Donald E. Sodaro.

                  REPORT OF MANAGEMENT AND INCENTIVE COMMITTEE

     The Management and Incentive Committee is a standing committee of the Board of Directors of the Bank. The Management and Incentive Committee is responsible for evaluating and approving compensation policies and programs for the Bank, which employs all of the Company's executive officers, and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal 1995 the members of the Management and Incentive Committee were Messrs. Engen, Fix, Sodaro and Dr. Pierson Doti.

     The following report is submitted by the members of the Management and Incentive Committee (the "Committee"), with respect to the executive compensation policies established by the Committee and approved by the Board of Directors of the Bank.

     In establishing, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Committee is guided by three basic principles:

     - The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

     - Bonus compensation for executive officers should be tied to the Bank's performance and financial condition, measured in terms of the Bank's profitability, return-on-equity, return-on-assets, and asset quality.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in operating results and in the market performance of the Company's common stock.

     Attracting and Retaining Executives and Other Key Employees. There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other financial institutions and service organizations in California.

     In establishing salaries for executive officers, the Committee reviews (i) the historical performance of the executives, and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset size, capitalization and performance, to the Company. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California where the Company operates, as such cost generally is higher than in other parts of the country.

     In order to attract and retain highly-qualified banking professionals in the face of competition for their services from other financial institutions, the Committee believes that it is sometimes prudent, if not necessary, to enter into multi-year employment contracts with senior executives. The Committee believes that such contracts benefit the Company because, among other things, they operate to preclude competing financial institutions from seeking to hire away valued executives from the Company. In order to mitigate potential adverse consequences to the Bank of multi-year contracts, the Company utilizes performance-based compensation programs to provide incentives to such executives for extraordinary efforts that contribute to improved operating results for the Company. In addition, the contracts contain provisions that permit the Company to terminate an executive's employment, at any time, without cause, subject to the payment of a severance benefit equal to between six and twelve months' salary, with the exception of Richard Korsgaard's employment agreement which provides that Mr. Korsgaard will receive a severance benefit equal to his salary otherwise payable under the agreement through October 20, 1998, or twelve month's salary, whichever is greater.

     In accordance with the practice of offering multi-year contracts to retain the services of senior executives, in 1993 the Bank entered into a multi-year employment agreement with J.B. Crowell, who has served as the Bank's Chief Executive Officer since the founding of the Bank in 1972, and amended that agreement in February 1996, primarily to extend the term of that agreement to June 15, 1998. Under that employment agreement, Mr. Crowell's base annual salary is $200,000, the amount of which was determined based on prevailing salaries being paid by financial institutions in Southern California to chief executives with experience comparable to Mr. Crowell's, Mr. Crowell's long tenure with the Bank and the continuity and stability of management that Mr. Crowell's retention as Chief Executive Officer provides to both the Company and the Bank.

     Since February 1993 Raymond E. Dellerba has been employed by the Bank as its President and Chief Operating Officer under a multi-year employment agreement, which was amended in December 1995, and which is consistent, in its terms and operation, with the employment agreements that the Bank has with other executives. The annual salary established for Mr. Dellerba was based on a review of prevailing compensation rates in Southern California for banking executives with Mr. Dellerba's experience.

     Performance-Based Compensation. The Committee believes that a senior executive's annual bonus compensation should be made dependent on the Bank's profitability and performance measured against annual performance goals established for the Bank by the Board of Directors. As a result, an Officers' Incentive Plan has been established under which the annual compensation, in excess of annual salaries, that is payable to the Named Officers, other than Mr. Crowell and Mr. Dellerba, is made dependent on the achievement by the Bank of annual profitability and other performance goals. In addition, although Mr. Crowell and Mr. Dellerba do not participate in that Plan, the Committee's policy is to award compensation to them, in excess of their annual salary, if the Bank achieves or exceeds the annual performance goals established under the Officers' Incentive Plan.

     The Committee has identified several performance factors which affect a bank's profitability and long term performance, including asset growth, the quality of the Bank's assets, which consist primarily of loans, and the volume and mix of deposits which affect the Bank's net interest margin or "spread." Annual performance goals in each of these areas, as well as goals for profitability, measured in terms of net earnings, return on equity and return on assets, are established and weighted, in terms of their importance to the Bank's performance and financial condition, and if the performance goals are achieved or exceeded, a percentage of the Bank's earnings in excess of the minimum earnings goal established for the year is set aside as a pool from which bonuses are paid. Generally, the more senior the position held by an executive, the greater the allocation that is made to him or her because, generally, his or her performance has a greater impact on the Bank's performance.

     As a result of the Committee's policy to award bonus compensation to executive officers when the Bank achieves or exceeds annual performance goals and the performance-based bonus programs that have been adopted to implement that policy, executive compensation generally will be higher in those years in which the Bank achieves or exceeds annual performance goals. On the other hand, in years in which the Bank has experienced lower than anticipated profit growth, bonuses and, as a result, total executive compensation tend to be lower. In 1995, cash and deferred bonuses, together with contingent incentives, the payment of which is dependent on the Bank's performance in 1996 and 1997, were awarded by action of the Committee to Messrs. Crowell and Dellerba based on the Bank's performance in 1995. Cash and deferred bonuses, and contingent incentives, also were awarded to the other executive officers under the Officers' Incentive Plan as a result of the Bank's performance in 1995. By comparison in 1993, during which performance goals were not achieved, no cash or deferred bonuses or contingent incentives were awarded to Mr. Crowell or any other of the Named Officers, with the exception of Mr. McCauley who received bonus compensation in the form of commissions related to the production of SBA loans.

     Stock Options and Equity-Based Programs. In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions, for the account of its officers and other employees, to an Employee Stock Ownership Plan (the "ESOP"). Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders. Moreover, generally, options become exercisable in cumulative annual installments, usually over a five-year period. The Committee believes that this feature of the option grants not only provides an incentive for senior executives to remain in the employ of the Company or the Bank, but also makes longer term growth in share prices important for the executives who receive stock options.

                                        Rolf J. Engen
                                        Lynne Pierson Doti
                                        Warren Fix
                                        Donald E. Sodaro

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the Performance Graph on page 15, shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer group companies published in the Montgomery Securities Western Bank Monitor.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    (ELDORADO BANCORP, S&P 500, PEER GROUP)

                                                   SOUTHERN
      MEASUREMENT PERIOD           ELDORADO       CALIFORNIA                     LOS ANGELES &
    (FISCAL YEAR COVERED)           BANCORP          PROXY          S&P 500          SOUTH
1990                                  100             100             100             100
1991                                  112             101             130              98
1992                                  116             101             140              87
1993                                   92             123             154             105
1994                                  129             140             156             116
1995                                  218             178             215             166

               Source: Montgomery Securities Western Bank Monitor

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P Composite and the peer group companies is based on the stock price or composite index at the end of fiscal 1990.

     The graph above compares the performance of the Company with that of (i) the S&P 500 Composite Index; (ii) an index, published in the Montgomery Securities Western Bank Monitor, which is made up of 13 banks and bank holding companies, including the Company, that are based and conduct business entirely or primarily in Southern California; and (iii) an index of banks listed in the Montgomery Securities Western Bank Monitor, made up of 10 banks and bank holding companies, including the Company, that are based and conduct business entirely or primarily in Los Angeles and Southern California.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based upon its review of the copies of reporting forms furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995, were satisfied.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick was selected by the Board of Directors as the Company's independent public accountants for the fiscal year ended December 31, 1995. The Company has not yet selected auditors for the fiscal year ending December 31, 1996. It is anticipated that a representative of KPMG Peat Marwick will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than November 24, 1996. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the person named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                        By Order of the Board of Directors

                                        ELAINE P. CROUCH SIG
                                        ----------------------------------
                                        Elaine P. Crouch
                                        Secretary
March 29, 1996

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1995, is being mailed concurrently with this Proxy Statement to all shareholders of record as of February 26, 1996. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, TO BE FILED ON OR BEFORE APRIL 1, 1996, WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, ELDORADO BANCORP, C/O ELDORADO BANK ADMINISTRATION, 19100 VON KARMAN AVENUE, SUITE 550, IRVINE, CALIFORNIA 92715.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL NO. 1

1. ELECTION OF DIRECTORS:
   Nominees: Michael B. Burns, J.B. Crowell, Raymond E. Dellerba, Julia M. DiGiovanni, Lynne Pierson Doti, Rolf J. Engen, Warren Finley, Warren D. Fix, Richard Korsgaard, Donald E. Sodaro and George H. Wells.

                   FOR                          WITHHOLD
               all nominees                     AUTHORITY
            listed in 1 (except                to vote for
             as marked to the                  all nominees
              contrary below)                  listed in 1.

                /       /                       /       /


(INSTRUCTION: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER LISTED BELOW, WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                Date:                                , 1996
                                     --------------------------------


                                -------------------------------------------
                                        (Signature of Stockholder)


                                -------------------------------------------

                                Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

                                WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.


            IMPORTANT -- PLEASE SIGN AND DATE AND RETURN PROMPTLY
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                                    [LOGO]

                               ELDORADO BANCORP
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 17, 1996
                                    9:00am

                                To be Held at:

                            Sheraton Newport Hotel
                             (MacArthur & Birch)
                           4545 MacArthur Boulevard
                          Newport Beach, California


      If you plan to attend the Annual Meeting, would you please RSVP to Cindy Harrison at (714) 798-1133, extension 240

PROXY CARD

                               ELDORADO BANCORP

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 17, 1996

The undersigned hereby nominates, constitutes and appoints George H. Wells, Donald E. Sodaro and J.B. Crowell, and each of them, individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ELDORADO BANCORP ("the Company") which the undersigned is entitled to represent and vote at the 1996 Annual Meeting of Shareholders of the Company to be held at Sheraton Newport Hotel, 4545 MacArthur Boulevard, Newport Beach, California, on April 17, 1996 at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:



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                             FOLD AND DETACH HERE